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              (PRICE WATERHOUSE LETTERHEAD AND LOGO APPEARS HERE)

                                                               Exhibit No. 15


May 19, 1994




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549




    We are aware that M.D.C. Holdings, Inc. has included our report dated April 26, 1994 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-4 to be filed on or about May 19, 1994. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,

/s/ Price Waterhouse

Price Waterhouse